Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HNI Corporation

We consent to the use of our report dated February 27, 2024, with respect to the consolidated financial statements of HNI Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
August 20, 2024